UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): May 29, 2013

ALTA MESA HOLDINGS, LP
(Exact name of registrant as specified in its charter)

Texas	333-173751	20-3565150
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

15021 Katy Freeway, Suite 400
Houston, Texas, 77094
(Address of principal executive offices)

(281) 530-0991
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As of May 29, 2013, the lenders for Alta Mesa Holdings, LP (the “Company”) completed the semi-annual redetermination of the Company’s borrowing base under the Company's senior secured revolving credit facility. Pursuant to the terms of the reserve-based revolving line of credit facility, the borrowing base has been increased by the lenders to $330 million. This represents an increase of approximately $17 million over the previous level of $313 million. Alta Mesa is in compliance with all of the financial covenants associated with the credit facility and the next scheduled redetermination of the borrowing base is November 1, 2013. The credit facility is available to provide funds for the exploration, development and/or acquisition of oil and gas properties and for working capital and other general corporate purposes. The credit facility is provided by a syndicate of nine banks agented by Wells Fargo Bank, N.A. and co-agented by Union Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA MESA HOLDINGS, LP

May 29, 2013	By:	/s/ Michael A. McCabe
Michael A. McCabe, Vice President and Chief
Financial Officer of Alta Mesa Holdings GP, LLC, general partner of Alta Mesa Holdings, LP